Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Strong Second Quarter 2013 Results

— Exceeds Revenue and Profitability Guidance

— Awarded three contracts to deploy neutral-host, multi-carrier DAS networks at the University of Arizona, Pinnacle Bank Arena and Memphis International Airport

— Launches free Wi-Fi access for Samsung tablet users

LOS ANGELES — August 8, 2013 — Boingo Wireless (NASDAQ: WIFI), the leading DAS and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, today announced the company’s financial results for the second quarter ended June 30, 2013.

Second Quarter 2013 Financial Highlights

Boingo Wireless reported revenue of $26.2 million, which exceeded the company’s guidance range, compared to $24.3 million for the second quarter of 2012. Net loss attributable to common stockholders was $0.4 million, or ($0.01) per diluted share. This compares to net income attributable to common stockholders of $1.5 million, or $0.04 per diluted share, for the second quarter of 2012.

Adjusted EBITDA was $6.1 million compared to $6.8 million for the second quarter of 2012.  Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net (loss) income attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net (Loss) Income Attributable to Common Stockholders to Adjusted EBITDA.”

Operational Highlights

•                  An agreement with the University of Arizona to design, build and manage the University’s first distributed antenna system (DAS), which will provide improved voice and data coverage and capacity for Wildcat fans, students and faculty.

•                  An agreement to serve as the exclusive cellular network provider for Pinnacle Bank Arena, which includes the design, deployment and management of a neutral-host, multi-carrier DAS network for enhanced mobile voice and data connectivity during events.

•                  An agreement with the Memphis-Shelby Airport Authority Board of Commissions to design, build and manage a DAS network at the Memphis International Airport to improve cellular service in the terminal, ground transportation center and surrounding areas.

•                  An agreement with Samsung Electronics America, Inc. to provide one year of free unlimited Wi-Fi access in North America to Galaxy Tablet 3 and Galaxy Note 8 Wi-Fi users.

•                  The launch of a new advertising product that allows leading brands to reward users with free Wi-Fi access in exchange for verified downloads of their iOS or Android apps.

Management Commentary

“Our positive momentum continued through the second quarter, with all three major lines of business— retail, wholesale, and advertising — contributing to our overall performance,” said David Hagan, Chief Executive Officer of Boingo Wireless.  “Our retail and advertising businesses over-performed for the quarter to help lead us to $26.2 million in revenue, which exceeded the high end of our guidance. Stability in the wholesale sector, especially as it relates to revenue generated by DAS upgrade projects for the carriers, helped amplify the retail and advertising gains.”

Mr. Hagan continued, “Strategic initiatives around DAS and advertising saw especially notable traction, as we continue to grow those lines of business. Specifically, we finalized three contracts to deploy neutral-host, multi-carrier DAS networks at the Memphis International Airport, the Pinnacle Bank Arena in Lincoln, Nebraska and across sections of the University of Arizona campus.  On the advertising front, we completed the integration of our sponsorship and advertising platform with the Starbucks Wi-Fi network, allowing us to deliver sponsorships and display ads throughout more than 7,000 company-owned Starbucks stores in the United States and Canada.”

Business Outlook

Boingo Wireless is initiating guidance for the third quarter ending September 30, 2013, as follows:

Third Quarter 2013

•                  Revenue is expected to be in the range of $26.5 million to $28.5 million.

•                  Adjusted EBITDA is expected to be in the range of $7.0 million to $8.0 million.

•                  Net income attributable to common stockholders is expected to be in the range of $0.0 million to $1.0 million, or $0.00 to $0.03 per diluted share.

Boingo Wireless is reiterating guidance for the full year ending December 31, 2013, as follows:

Full Year 2013

•                  Revenue is expected to be in the range of $106.0 million to $110.0 million.

•                  Adjusted EBITDA is expected to be in the range of $28.5 million to $31.5 million.

•                  Net income attributable to common stockholders is expected to be in the range of $1.0 million to $3.0 million, or $0.03 to $0.08 per diluted share.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its second quarter 2013 financial results beginning at 4:30 pm ET (1:30 pm PT), today, August 8, 2013. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0789 ten minutes prior to the scheduled start time. International callers should dial (201) 689-8562. In addition, the call will be broadcast live over the Internet hosted on the Investor Relations section of the company’s website at http://investors.boingo.com and will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA as a supplemental measure of its performance.  The company defines Adjusted EBITDA as net (loss) income attributable to common stockholders plus depreciation and amortization of property and equipment, income tax (benefit) expense, amortization of intangible assets, stock-based compensation expense, non-controlling interests and interest and other income, net.

Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net (loss) income attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless (Nasdaq:WIFI) helps the world stay connected. Our vast footprint of small cell networks covers more than a million DAS and Wi-Fi locations and reaches more than 1 billion consumers annually — in places as varied as airports, stadiums, shopping malls, restaurants, universities, and military bases. The Boingo platform is the only monetization engine of its kind, driving revenue through carrier offload, advertising, location-based data analytics, and consumer products like IPTV, high-speed broadband, and Wi-Fi. For more information about the Boingo story, visit www.Boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on the company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, as well as other risk and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”), including Boingo’s Form 10-K for the year ended December 31, 2012 filed with the SEC on March 18, 2013 and Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 10, 2013, which we incorporate by reference into this press release.  Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenue	$26,239	$24,302	$49,373	$48,489
Costs and operating expenses:
Network access	11,035	9,661	20,705	19,516
Network operations	4,753	3,748	8,704	7,202
Development and technology	2,726	2,834	5,862	5,492
Selling and marketing	3,822	2,419	6,812	4,670
General and administrative	3,811	3,157	8,301	6,484
Amortization of intangible assets	516	247	915	482
Total costs and operating expenses	26,663	22,066	51,299	43,846
(Loss) income from operations	(424)	2,236	(1,926)	4,643
Interest and other income, net	25	81	72	137
(Loss) income before income taxes	(399)	2,317	(1,854)	4,780
Income tax (benefit) expense	(173)	709	(640)	1,367
Net (loss) income	(226)	1,608	(1,214)	3,413
Net income attributable to non-controlling interests	173	147	306	295
Net (loss) income attributable to common stockholders	$(399)	$1,461	$(1,520)	$3,118

Net (loss) income per share attributable to common stockholders:
Basic	$(0.01)	$0.04	$(0.04)	$0.09
Diluted	$(0.01)	$0.04	$(0.04)	$0.08

Weighted average shares used in computing net (loss) income per share attributable to common stockholders:
Basic	35,670	34,799	35,634	34,384
Diluted	35,670	37,403	35,634	37,321

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$48,092	$58,138
Restricted cash	30	30
Marketable securities	39,426	41,558
Accounts receivable, net	13,176	10,977
Prepaid expenses and other current assets	7,198	2,072
Deferred tax assets	1,204	1,204
Total current assets	109,126	113,979
Property and equipment, net	50,536	42,411
Goodwill	33,045	26,744
Intangible assets, net	16,060	10,594
Deferred tax assets	1,195	4,256
Other assets	3,113	4,548
Total assets	$213,075	$202,532

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,555	$4,990
Accrued expenses and other liabilities	13,552	11,019
Deferred revenue	21,653	17,329
Total current liabilities	40,760	33,338
Deferred revenue, net of current portion	22,796	24,123
Other liabilities	1,978	572
Total liabilities	65,534	58,033

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 35,571 and 35,483 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	4	4
Additional paid-in capital	184,115	178,219
Accumulated deficit	(37,129)	(34,547)
Total common stockholders’ equity	146,990	143,676
Non-controlling interests	551	823
Total stockholders’ equity	147,541	144,499
Total liabilities and stockholders’ equity	$213,075	$202,532

Boingo Wireless, Inc.

Reconciliation of Net (Loss) Income Attributable to Common Stockholders to Adjusted EBITDA

 (Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net (loss) income attributable to common stockholders	$(399)	$1,461	$(1,520)	$3,118
Depreciation and amortization of property and equipment	4,734	3,358	8,867	7,873
Income tax (benefit) expense	(173)	709	(640)	1,367
Amortization of intangible assets	516	247	915	482
Stock-based compensation expense	1,245	952	1,847	1,945
Non-controlling interests	173	147	306	295
Interest and other income, net	(25)	(81)	(72)	(137)
Adjusted EBITDA	$6,071	$6,793	$9,703	$14,943

CONTACTS:

Christian Gunning Vice President, Corporate Communications cgunning@boingo.com (310) 586-4009	Laura Bainbridge / Kimberly Orlando Addo Communications laurab@addocommunications.com / kimberlyo@addocommunications.com (310) 829-5400